                                                                      EXHIBIT 25


                                   FORM T-1
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             --------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)_______

                             --------------------

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in  its charter)

               New York                               13-3818954
     (Jurisdiction of incorporation                (I.R.S. employer
      if not a U.S. national bank)                 identification No.)

         114 West 47th Street                         10036-1532
            New York, NY                              (Zip Code)
        (Address of principal
         executive offices)


                             --------------------
                      Teleport Communications Group Inc.

              (Exact name of obligor as specified in its charter)

             Delaware                                    13-3173139
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                    identification No.)

         One Teleport Drive                                10311-1011
         Staten Island, NY                                 (Zip Code)
(Address of principal executive offices)


                             --------------------
                       _% Senior Discount Notes due 2007
                           _% Senior Notes due 2006
                      (Title of the indenture securities)

================================================================================

                                    GENERAL

1. GENERAL INFORMATION
   -------------------

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

      Federal Reserve Bank of New York (2nd District), New York, New York
          (Board of Governors of the Federal Reserve System)
      Federal Deposit Insurance Corporation, Washington, D.C.
      New York State Banking Department, Albany, New York

  (b) Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR
   -----------------------------

   If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

   Teleport Communications Group Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS
    ----------------

    T-1.1   --       Organization Certificate, as amended, issued by the State
                     of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit
                     T-1.1 to Form T-1 filed on September 15, 1995 with the
                     Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                     (Registration No. 33-97056).

    T-1.2   --       Included in Exhibit T-1.1.

    T-1.3   --       Included in Exhibit T-1.1.

                                     - 3 -
16. LIST OF EXHIBITS
    ----------------
    (cont'd)


    T-1.4   --       The By-Laws of United States Trust Company of New York, as
                     amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                     33-97056).


    T-1.6   --       The consent of the trustee required by Section 321(b) of
                     the Trust Indenture Act of 1939, as amended by the Trust
                     Indenture Reform Act of 1990.

    T-1.7   --       A copy of the latest report of condition of the trustee
                     pursuant to law or the requirements of its supervising or examining authority.


NOTE
- ----

As of May 29, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                               -----------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of May, 1996.

                                              UNITED STATES TRUST COMPANY
                                                  OF NEW YORK, Trustee

                                        By: /s/ Gerard F. Ganey
                                           -----------------------------
                                           Gerard F. Ganey
                                           Senior Vice President

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.


                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK


    ---------------------
By: S/Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1995
                               -----------------
                               ($ IN THOUSANDS)
                                ---------------

ASSETS
- ------
Cash and Due from Banks                            $ 86,275

Short-Term Investments                                   50

Securities, Available for Sale                      676,970

Loans                                             1,257,372
Less: Allowance for Credit Losses                    13,254
                                                  ---------
    Net Loans                                     1,244,118
Premises and Equipment                               57,692
Other Assets                                        129,999
                                                  ---------
  TOTAL ASSETS                                   $2,195,104
                                                  =========

LIABILITIES
- -----------
Deposits:
   Non-Interest Bearing                          $  471,642
   Interest Bearing                               1,306,996
                                                  ---------
     Total Deposits                               1,778,638

Short-Term Credit Facilities                        114,789
Accounts Payable and Accrued Liabilities            146,307
                                                  ---------
   TOTAL LIABILITIES                             $2,039,734
                                                  =========

STOCKHOLDER'S EQUITY
- ---------------------
Common Stock                                         14,995
Capital Surplus                                      41,944
Retained Earnings                                    96,878
Unrealized Gains on Securities Available
  for Sale (Net of Taxes)                             1,553
                                                  ---------
TOTAL STOCKHOLDER'S EQUITY                          155,370
                                                  ---------
   TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                          $2,195,104
                                                  =========

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & COMPTROLLER of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller


December 31, 1995




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